Exhibit 23.10

Brampton	Vancouver
201 County Court Blvd., Suite 401	800 West Pender Street, Suite 410
Brampton, Ontario, L6W 4L2	Vancouver, British Columbia, V6C 2V6
Ph: 905-595-0575 Fax: 905-595-0578	Ph: 647-868-8526
www.peconsulting.ca

Consent of P&E Mining Consultants Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Registration Statement”) being filed by Klondex Mines Ltd. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”), including any prospectuses or amendments thereto, of the Technical Report titled “Amended and Restated Technical Report and Pre-Feasibility Study on the True North Gold Mine, Bissett, Manitoba, Canada” dated November 22, 2016, effective June 30, 2016 (the “Technical Report”), and references to, and information derived from, the Technical Report. We also hereby consent to the use of, and references to, our name in the Technical Report and in this Registration Statement.

Dated: November 24, 2016

P&E Mining Consultants Inc.

Eugene Puritch, P.Eng.
President
P&E Mining Consultants Inc.